Exhibit 23.3

                                       CONSENT

               We consent to the use in this Registration Statement on Form S-3 of Freeport-McMoRan Copper & Gold Inc. and FCX Finance Company B.V. of our reports incorporated by reference therein and to all references to our firm in the Registration Statement, including the reference to us under the heading "Experts" in the Prospectus comprising a part of the Registration Statement as being experts in mining, geology and reserve determination.


                                        INDEPENDENT MINING CONSULTANTS, INC.


          Dated:  April 18, 1996        By:   /s/   Michael G. Hester
                                           ________________________________
                                                    Michael G. Hester
                                                     Vice President